UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to § 240.14a-12

iSHARES TRUST

(Exact Name of Registrant as Specified in Charter)

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iShares Morningstar Large-Cap Growth ETF

IMPORTANT SHAREHOLDER INFORMATION

Please vote promptly

Dear Shareholder:

We recently sent you proxy materials concerning an important proposal for your fund, which will be considered at a Special Meeting of Shareholders on March 12, 2021. This letter was sent to you because you held shares in the fund on the record date and we have not received your vote. The proxy materials are available at https://www.proxy-direct.com/ish-31843.

Your vote is critical to this process. Please vote prior to the Special Meeting on March 12, 2021.

Thank you for investing with iShares.

Armando Senra

President of iShares Trust

Hello, I am trying to reach < SH Full Name >. Is he/she available? If yes, confirm SH identity Who’s Calling? (prior to confirming SH) If yes If no My name is < First name, Last name > and I’m calling on a recorded line regarding the upcoming < Fund Family Name > shareholder meeting. Is < SH Full Name > available? Thank you. I am recording a < For / Against / Abstain > vote on your < Fund Family name > investment(s) and will send a printed confirmation <for each> to < Registration Street address >. For confirmation purposes, may I have your city, state and zip code? If yes / If vote direction is given My name is < First Name, Last name > and I am calling on a recorded line regarding your investment in < Specific Fund Name >. Use Alternate Scripting (trust, custodian) if appropriate Materials were sent to you regarding the upcoming shareholder meeting and at this time we have not received your vote. The Board is recommending a vote < recommendation >. Would you like to vote along with the recommendations of the Board? If No / SH Declines to Vote < Use Appropriate Rebuttal followed by> Would you like to vote along with the recommendations of the Board? Vote direction is given SH Declines to Vote after rebuttals < If appropriate > We can be reached at < Campaign Toll Free Number > and are available weekdays between 9am and 11 EST and between < noon > and < 6pm > EST on Saturday. Thank you for your time. Have a great < day / evening >. For BEN Shareholders Only: Thank you. When you receive the confirmation, please feel free to call us at 1-866-962-7225 if you have any concerns about your telephone vote. Thank you for your time and your vote. Have a great < day / evening >. If Households for same SH: I see you have additional investments with the < Fund Family >. Would you like to vote the same way on those investments? Is there a better time to reach them? If yes If no If Households for additional SHs: Thank you. I see that < Other SH Name > also holds this investment. May I speak to them?